                                                                      EXHIBIT 99
                                                                      ----------

               HARRIS COMPLETES SALE OF ITS SEMICONDUCTOR BUSINESS
               ---------------------------------------------------

MELBOURNE, FL/NEW YORK, NY, August 16, 1999 - Harris Corporation, which is repositioning itself to focus exclusively on the worldwide communications equipment market, has completed the previously announced sale of its semiconductor business.

Harris sold its semiconductor business to Intersil Corporation, a newly formed company owned by Sterling Holding Company LLC, a Citicorp Venture Capital, Ltd. investment portfolio company, affiliates of Credit Suisse First Boston Corporation, and certain individual investors. The sale does not include Harris' suppression business, which is being sold separately.

Harris received $520 million in cash, a promissory note of $90 million, and certain liabilities were assumed by Intersil. Harris also retains a 10 percent equity interest in the new business, along with certain receivables and rights in certain patents. The company plans to use the proceeds from the divestiture to reduce indebtedness at Harris and for other general corporate purposes. Harris recorded an after-tax loss of $61.3 million in fiscal 1999 for the disposal of its semiconductor business.

Intersil is operating as an independent company led by Gregory L. Williams, previously president of Harris' Semiconductor Sector. The company uses analog, mixed-signal, power and radiation hardening technologies to develop advanced integrated circuits and discretes for high-growth segments of the communications, power and space/defense markets. The company employs nearly 6,000 worldwide and utilizes the rich intellectual property heritage from Harris, GE Solid State and RCA.

Divesting the semiconductor business is part of Harris' overall repositioning effort to operate as one company, providing communications infrastructure for voice, data and video. In a separate action announced earlier, the company expects Harris' Board of Directors to formally approve the spin-off of its Lanier Worldwide office products business within the next few months.

Upon completion of these actions, Harris will be a more integrated organization operating through five divisions, with about 10,000 employees and sales and service facilities in nearly 90 countries. As a company focused on communications, Harris will provide equipment, systems and support services -- concentrating on the wireless, broadcast, government systems and network support markets.

 In the wireless market, Harris supplies a wide range of digital microwave radios, wireless local loop telephony systems, and secure radios. In the broadcast arena, Harris provides advanced digital and analog transmission systems, and mobile studio systems for television and radio stations. In the government communications market, Harris' airborne, spaceborne, and ground-based communications and information systems are used extensively by the U.S. government. In the network support market, Harris provides a family of line test systems, craft tool and test sets, network management systems, and network and PBX switches and enhanced services platforms.

Harris plans to add to its current line of systems and services in such areas as IP-based broadband wireless access systems, point-to-point microwave products, video compression products, expanded network management and testing applications, commercial space communications systems and other natural product line extensions.

This press release contains forward-looking statements made in reliance upon the Safe Harbor Provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect management's current assumptions and estimates of future performance and economic conditions. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements. Reference is made to Harris filing with the Securities and Exchange Commission of a discussion of such factors and risks. Harris disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.


                                      # # #